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                                                                  EXHIBIT 99.1



                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350

         In connection with the Quarterly Report of Maxxim Medical, Inc. (the "Company") on Form 10-Q for the period ending June 30, 2002, as filed with the Securities and Exchange Commission on August 15, 2002 (the "Report"), I, Russell
D. Hays, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss. 906, that:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



  /s/ Russell D. Hays
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Russell D. Hays
Vice Chairman and Chief Executive Officer


10/24/02
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Date